Renaissance Communications Corp.

                        Consolidated Financial Statements


                  Years ended December 31, 1995, 1994 and 1993




                                    Contents

Report of Independent Auditors............................................    1



Consolidated Balance Sheets...............................................    2
Consolidated Statements of Income.........................................    4
Consolidated Statements of Changes in Shareholders' Equity (Deficit)......    5
Consolidated Statements of Cash Flows.....................................    7
Notes to Consolidated Financial Statements................................    9

                         Report of Independent Auditors

To the Shareholders and Board of Directors
Renaissance Communications Corp.

We have audited the accompanying consolidated balance sheets of Renaissance Communications Corp. as of December 31, 1995 and 1994 and the consolidated statements of income, changes in shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Renaissance Communications Corp. at December 31, 1995 and 1994 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


                                                    ERNST & YOUNG LLP


February 9, 1996
New York, New York

                        Renaissance Communications Corp.

                           Consolidated Balance Sheets

                                                                                                  December 31,
                                                                                              1995            1994
                                                                                    ------------------------------------
                                                                                                 (In Thousands)
Assets
Current assets:
   Cash and cash equivalents                                                               $  9,912        $ 10,129
   Accounts receivable, less allowance for doubtful accounts of
     $2,128,000 and $1,828,000 in 1995 and 1994, respectively                                41,258          37,341
   Barter program rights                                                                     29,247          19,049
   Program rights                                                                            35,451          26,301
   Prepaid expenses and other current assets                                                  3,464           3,871
                                                                                    ------------------------------------
Total current assets                                                                        119,332          96,691

Property, plant and equipment, net of accumulated depreciation                               37,215          42,034
Barter program rights                                                                        14,247           6,699
Program rights                                                                               45,445          25,822
Intangible assets, net of accumulated amortization                                          158,858         132,864
Deferred financing costs, net of accumulated amortization of
   $2,642,000 and $2,139,000 in 1995 and 1994, respectively                                   3,131           4,505
Note receivable and other assets                                                              4,331           5,029



                                                                                    ------------------------------------
Total assets                                                                              $ 382,559        $313,644
                                                                                    ====================================

                            See accompanying notes.

                                                                                                  December 31,
                                                                                              1995            1994
                                                                                     -----------------------------------
                                                                                                 (In Thousands)
Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                                                       $   2,464        $   2,974
   Accrued expenses                                                                           8,325            7,059
   Senior secured term loan                                                                  16,209           27,495
   Barter program payable                                                                    29,247           19,049
   Program payable                                                                           41,247           29,206
                                                                                     -----------------------------------
Total current liabilities                                                                    97,492           85,783

Senior secured term loan and revolving credit facility                                       47,546           71,755
Barter program payable                                                                       14,247            6,699
Program payable                                                                              54,563           34,843
Deferred income taxes                                                                         4,263                -
Other noncurrent liabilities                                                                    301              302

Common shareholders' equity:
   Common Stock, par value $.01 per share, authorized 37,500,000 shares, issued and outstanding 30,037,206 and 19,792,816 shares in 1995 and
     1994, respectively                                                                         300              198
   Additional paid-in capital                                                               162,273          161,526
   Accumulated earnings (deficit)                                                             1,574          (47,462)
                                                                                     -----------------------------------
Total shareholders' equity                                                                  164,147          114,262
                                                                                     -----------------------------------
Total liabilities and shareholders' equity                                                $ 382,559        $ 313,644
                                                                                     ===================================



                        Renaissance Communications Corp.

                        Consolidated Statements of Income


                                                                               Year ended December 31,
                                                                       1995            1994            1993
                                                                ------------------------------------------------
                                                                     (In Thousands, except per share amounts)

Net revenue                                                         $148,062        $133,658        $105,570
Barter revenue                                                        31,156          27,564          21,024
                                                                ------------------------------------------------
   Total revenue                                                     179,218         161,222         126,594

Operating expenses                                                    14,628          13,685          10,979
Selling, general and administrative expenses                          35,933          46,059          32,455
Amortization of program rights                                        35,585          30,179          30,262
Amortization of barter program rights                                 29,937          26,235          19,533
Depreciation and amortization                                         15,756          17,567          15,781
                                                                ------------------------------------------------
   Total operating expenses                                          131,839         133,725         109,010
                                                                ------------------------------------------------

Profit from operations                                                47,379          27,497          17,584

Other income (expense) net                                            18,964             536           1,042
Interest income                                                        1,356             949             686
Interest expense                                                       7,137          10,254          13,115
                                                                ------------------------------------------------
Income before provision for income taxes
  and extraordinary item                                              60,562          18,728           6,197

Provision for income taxes                                            11,526           2,547             834
                                                                ------------------------------------------------
Income before extraordinary item                                      49,036          16,181           5,363

Extraordinary item:
   Loss on early extinguishment of debt                                    -           2,403           1,707
                                                                ------------------------------------------------
Net income                                                          $ 49,036        $ 13,778        $  3,656
                                                                ================================================


Income (loss) per common and common equivalent
  share before extraordinary item (Note 19)                         $   1.60        $  0.46         $  (1.21)
Extraordinary item                                                         -          (0.08)           (0.24)
                                                                ------------------------------------------------
Net income (loss) per common and common
   equivalent share                                                 $   1.60        $  0.38         $  (1.45)
                                                                ================================================


                             See accompanying notes.

                        Renaissance Communications Corp.

      Consolidated Statements of Changes in Shareholders' Equity (Deficit)

                  Years ended December 31, 1995, 1994 and 1993


                                                                               Additional                 Accumulated
                                     Preferred    Preferred      Common         Paid-In      Unearned      Earnings
                                      Series B     Series D       Stock         Capital    Compensation    (Deficit)        Total
                                  --------------------------------------------------------------------------------------------------
                                                              (In Thousands, except per share amounts)

Balance at January 1, 1993             $ 486        $   -        $  45        $ 38,406       $ (1,000)    $ (64,896)     $ (26,959)
   Net income                              -            -            -               -              -         3,656          3,656
   Issuance of stock:
     Series B                             15            -            -           1,485              -             -          1,500
     Series D                              -          100            -          49,900              -             -         50,000
   Issuance of stock dividends:
     Series B                             62            -            -             (62)             -             -              -
   Accretion of discount:
     Series A                              -            -            -            (111)             -             -           (111)
     Series C                              -            -            -            (375)             -             -           (375)
   Cash dividend:
     Series A                              -            -            -            (390)             -             -           (390)
   Redemption of stock:
     Series A                              -            -            -            (565)             -             -           (565)
   Exercise of warrants                    -            -            1             157              -             -            158
   Non-cash compensation                   -            -            -           1,200            500             -          1,700
                                  --------------------------------------------------------------------------------------------------
Balance at December 31, 1993             563          100           46          89,645           (500)      (61,240)        28,614
                                  --------------------------------------------------------------------------------------------------

                        Renaissance Communications Corp.

                  Years ended December 31, 1995, 1994 and 1993


                                                                               Additional                 Accumulated
                                     Preferred    Preferred      Common         Paid-In      Unearned       Earnings
                                      Series B     Series D       Stock         Capital    Compensation     (Deficit)        Total
                                  --------------------------------------------------------------------------------------------------
                                                              (In Thousands, except per share amounts)

   Net income                              -            -            -               -              -         13,778        13,778
   Issuance of stock dividends:
     Series B                             25            -            -             (25)             -              -             -
   Issuance of common stock:
     Initial public offering               -            -           67         116,306              -              -       116,373
     Phantom Stock Plan                    -            -            2           3,233              -              -         3,235
   Accretion of discount:
     Series C                              -            -            -             (35)             -              -           (35)
   Redemption of stock:
     Series B                           (588)           -            -         (58,149)             -              -       (58,737)
   Conversion of stock:
     Series D                              -         (100)          75              25              -              -             -
   Exercise of warrants                    -            -            8           1,108              -              -         1,116
   Non-cash compensation                   -            -            -           9,418            500              -         9,918
                                 ---------------------------------------------------------------------------------------------------
Balance at December 31, 1994               -            -          198         161,526              -        (47,462)      114,262
   Net income                              -            -            -               -              -         49,036        49,036
   Exercise of warrants                    -            -            2             847              -              -           849
   3 for 2 stock split                     -            -          100            (100)             -              -             -
                                 ---------------------------------------------------------------------------------------------------
Balance at December 31, 1995           $   -        $   -        $ 300       $ 162,273          $   -        $ 1,574     $ 164,147
                                 ===================================================================================================


                           See accompanying notes

                        Renaissance Communications Corp.

                      Consolidated Statements of Cash Flows


                                                                        Year ended December 31,
                                                                  1995            1994            1993
                                                            -------------------------------------------------
                                                                             (In Thousands)
Cash flows from operating activities
Net income                                                      $ 49,036         $ 13,778        $  3,656
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization                                15,756           17,567          15,781
     Amortization of program rights, net of barter                35,585           30,179          30,262
     Amortization of discount on senior subordinated split
       coupon notes, subordinated program obligations and
       certain contracts payable                                       3            1,044             590
     Non-cash compensation                                             -           12,040           3,200
     Provision for bad debts                                         585              732             503
     Loss on early extinguishment of debt                              -            2,403           1,707
     Loss (gain) on disposal of fixed assets                          61              364              (4)
     Program payments                                            (30,519)         (28,200)        (25,077)
     (Increases) decreases in assets and (decreases)
       increases in liabilities, net of effects from
       purchases and sales of stations:
         Accounts receivable                                        (927)         (10,587)         (4,379)
         Prepaid expenses, other current assets and
           other assets                                           (1,436)             245             570
         Accounts payable                                           (447)             185            (967)
         Accrued expenses                                          5,733             (892)         (2,265)
                                                            -------------------------------------------------
Total adjustments                                                 24,394           25,080          19,921
                                                            -------------------------------------------------
Net cash provided by operating activities                         73,430           38,858          23,577
                                                            -------------------------------------------------

Cash flows from investing activities
Capital expenditures                                              (4,838)          (4,446)         (3,746)
Payment for exchange/acquisition,
   net of cash acquired                                          (34,500)               -        (189,869)
Program payments relating to acquisition/sale                          -                -         (18,699)
Acquisition costs                                                      -                -          (3,000)
Proceeds from sale of station                                          -                -          59,726
Proceeds from principal payments on note receivable                  400              200               -
                                                            -------------------------------------------------
Net cash used in investing activities                            (38,938)          (4,246)       (155,588)
                                                            -------------------------------------------------

                        Renaissance Communications Corp.


                                                                           Year ended December 31,
                                                                    1995            1994              1993
                                                             ---------------------------------------------------
                                                                              (In Thousands)
Cash flows from financing activities
Proceeds from senior secured term loan and
   revolving credit facility                                    $ 34,500         $      -         $  250,000
Proceeds from issuance of Series D                                     -                -             50,000
Proceeds from initial public offering                                  -          116,373                  -
Proceeds from exercise of warrants                                   849            1,116                158
Redemption of senior subordinated split
   coupon notes                                                        -                -            (23,581)
Redemption of Series B                                                 -          (58,737)                 -
Redemption of Series C                                                 -           (2,910)                 -
Cost of financing                                                      -                -             (9,000)
Principal payments on senior secured term loan and
   revolving credit facility                                     (69,995)         (80,994)          (120,850)
Principal payments on subordinated program obligations                 -           (8,871)            (3,797)
Principal payments on other noncurrent liabilities                   (63)            (125)              (129)
Redemption of Series A                                                 -                -             (5,000)
Cash dividends on Series A                                             -                -               (390)
                                                             ---------------------------------------------------
Net cash (used in) provided by financing activities              (34,709)         (34,148)           137,411
                                                             ---------------------------------------------------
Net (decrease) increase in cash and cash equivalents                (217)             464              5,400

Cash and cash equivalents
Balance at the beginning of the period                            10,129            9,665              4,265
                                                             ---------------------------------------------------
Balance at the end of the period                                $  9,912         $ 10,129         $    9,665
                                                             ===================================================


Supplemental disclosure of cash flow information
Cash paid for interest                                          $  7,152         $  9,752         $   13,577
                                                             ===================================================
Cash paid for income taxes                                      $  7,580         $  2,101         $      733
                                                             ===================================================

Supplemental schedule of noncash investing activities:
On July 3, 1995 the Company exchanged its television station KDVR, Denver, Colorado, and approximately $34,500,000 in cash for Fox's television station KDAF, Dallas, Texas. (Note 3)


                             See accompanying notes.

                        Renaissance Communications Corp.

                   Notes to Consolidated Financial Statements

                                December 31, 1995


1. Organization and Basis of Presentation

Renaissance Communications Corp. (the "Company") was organized in 1988 to acquire a portfolio of television stations. The Company owns and operates the stations through wholly-owned subsidiaries. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries during the period owned by the Company. All significant intercompany items and transactions have been eliminated in consolidation. Certain prior year items have been restated to conform with the current period's presentation.

On September 18, 1995, the Company's Board of Directors declared a 3-for-2 stock split, in the form of a 50% stock dividend of the Company's Common Stock, payable October 16, 1995 to shareholders of record on October 2, 1995. Share and per share data included on the Consolidated Statements of Income and Notes to Consolidated Financial Statements have been restated to retroactively reflect this split.

On February 3, 1994, the Company issued 9,965,221 shares of Common Stock in an initial public offering. In connection with this offering, the first warrants that were issued to the Chief Executive Officer of the Company vested. The holders of the Series D Convertible Preferred Stock ("Series D") converted their holdings to common stock and holders of certain warrants exercised such warrants. The Company also paid out, in a combination of stock and cash, all Units of Phantom Stock granted to employees of the Company or its subsidiaries. In connection with its initial public offering, the Company's Common Stock was split 75 for 1. The consolidated financial statements have been restated to retroactively reflect this split.

The net proceeds of this offering of $116,373,000 were used to redeem all of the Series B Exchangeable Preferred Stock ("Series B") and Series C Convertible Preferred Stock ("Series C"), and pay down $54,726,000 of the Senior Secured Term Loan.

2. Summary of Accounting Policies

Program Rights

Program rights consist of rights to broadcast films and tapes and are generally amortized based on the greater of amortization computed on a straight-line basis over the period of the agreement or amortization computed on an accelerated basis over the number of showings available per the agreement. The current portion of program rights represents the estimated

                        Renaissance Communications Corp.

             Notes to Consolidated Financial Statements (continued)




2. Summary of Accounting Policies (continued)

amount to be amortized in the next 12 months. Amounts are presented at the lower of unamortized cost or net realizable value. Program rights and the related program liabilities to licensors are presented on an undiscounted basis. The program liability to licensors is classified as current or noncurrent in accordance with the payment terms of the various agreements. Commitments to purchase program rights are recorded when the program becomes available for broadcast.

Barter Transactions

Barter transactions represent the exchange of commercial air time for programming, merchandise or services. The transactions are recorded at the fair market value of the asset or service received. Revenue is recognized on barter transactions when the advertisements are broadcast; expenses are recorded when the asset or service received is utilized. Barter program rights and payables are recorded for barter programming transactions based upon the availability of the associated programming.

Property, Plant and Equipment

Depreciation of property, plant and equipment is calculated on the straight-line method over estimated useful lives of 3 to 40 years. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Intangible Assets and Deferred Financing Costs

Intangible assets consist principally of covenants not-to-compete, station licenses, affiliation agreements, and the excess of cost over the fair value of net assets acquired relating to the purchases of the stations. Intangible assets are amortized on a straight-line basis. Deferred financing costs are amortized over the terms of the respective financings.

Statements of Cash Flows

For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The carrying amount of these items approximate fair value.

                        Renaissance Communications Corp.

2. Summary of Accounting Policies (continued)

Revenue Recognition

The Company recognizes revenue from the sale of advertising at the time the advertisements are aired.

Income Taxes

For all periods presented, the Company accounted for income taxes pursuant to the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes."

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Stock Compensation

The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board Statement No. 25, "Accounting for Stock Issued to Employees," and intends to continue to do so.

3. Exchange of Stations

Effective July 3, 1995, the Company exchanged with Fox Television Stations, Inc. ("Fox") its television station KDVR, Denver, Colorado and approximately $34,500,000 in cash for Fox's television station KDAF, Dallas, Texas. The Company financed the exchange by borrowing an additional $34,500,000 under its revolving credit facility. The exchange was accounted for as a nonmonetary transaction since the cash paid was less than 25% of the fair market value of KDAF as determined by an independent appraisal.

                        Renaissance Communications Corp.

3. Exchange of Stations (continued)

The following table presents (in thousands, except per share amounts) the unaudited pro forma results of operations of the Company for the year ended December 31,1995 and 1994 as if the exchange of KDVR for KDAF had occurred on January 1, 1994. The pro forma results are not necessarily indicative of what would have been reported had such events actually occurred on January 1, 1994, nor of the Company's future results. In addition, the results of operations of KDAF include the operations of KDAF for the period owned by Fox as a Fox affiliate; however, KDAF is not a Fox affiliate under the Company. No pro forma adjustments have been made with respect to the affiliation switch.

                                                                    Year ended December 31
                                                                     1995           1994
                                                                 ---------------------------
                                                                        (Unaudited)

       Total revenue                                               $187,284        $178,012
       Income before extraordinary item                              51,723          29,899
       Net income                                                    51,723          27,496
       Income per common and common equivalent share
          before extraordinary item                                   $1.68           $1.05

4. Acquisition of Stations

Effective March 1, 1993, the Company acquired the assets of a group of four Fox affiliated television stations (WATL, WXIN, WTIC and KDVR) for $192,000,000 in cash, $2,500,000 in Series C Convertible Preferred Stock plus the assumption of program obligations totaling approximately $48,000,000.

The purchase price, net of assumed liabilities, was allocated principally to program rights ($30,000,000), property, plant and equipment ($40,000,000), a non-compete agreement with a 5-year life ($30,000,000) and other intangible assets with a 40-year life ($95,000,000). In connection with the acquisition and associated refinancing, the Company paid the outstanding balance on the existing new Senior Secured Term Loan of $51,094,000 resulting in an extraordinary loss of $1,164,000, repurchased at a premium the remaining $22,390,000 face amount of the senior subordinated split coupon notes resulting in an extraordinary loss of $1,921,000 and prepaid certain program obligations of WTXX and the acquired stations resulting in an extraordinary gain of $1,378,000.

                        Renaissance Communications Corp.

4. Acquisition of Stations (continued)

The acquisition was accounted for as a purchase and the net assets acquired and related covenants not-to-compete were recorded at their fair value at the date of acquisition.

On June 30, 1995, the Company entered into a merger agreement with Outlet Communications, Inc. ("Outlet") to acquire all of Outlet's common stock. On July 28, 1995, the National Broadcasting Company ("NBC") made an offer to acquire Outlet for consideration in excess of the Company's agreement with Outlet. On August 2, 1995, the Company entered into a settlement agreement with NBC receiving $20,000,000, which was recorded, net of related expenses, as other income.

5. Sales of Stations

On May 28, 1993, the Company sold the assets of WATL for $59,726,000 in cash plus the assumption of program obligations totaling approximately $16,000,000. No gain or loss was recognized on the transaction. Under the agreement, the Company has agreed not to compete with the buyer for a period of five years. Due to the fact that WATL was purchased with the intention of being sold within a year of its purchase, the results of operation between the date of purchase and the date of sale (income of $107,000) was treated as an adjustment to the purchase price of the remaining stations that were acquired effective March 1, 1993.

Concurrent with the acquisition of the four stations in March 1993, the Company sold certain assets of WTXX for a promissory note in the amount of $3,601,000 bearing interest at 10%, payable over 22 years. A loss of $23,500,000 relating to this sale was reflected in the Company's consolidated financial statements in 1992. As of December 31, 1995, the Company has payables and contractual liabilities relating to the disposal of WTXX totaling $1,269,000.

                        Renaissance Communications Corp.

5. Sales of Stations (continued)

The following table presents (in thousands, except per share amounts) the unaudited pro forma results of operations for the year ended December 31, 1993 as if the acquisition of the four stations in March 1993, and the sales of WATL and WTXX had occurred on January 1, 1993. These pro forma results are not necessarily indicative of what would have occurred had the acquisitions and sales been made at January 1, 1993 or of results which may occur in the future.

                                                                   Year ended
                                                                December 31, 1993
                                                             -----------------------
                                                                   (Unaudited)
     Total revenue                                                  $131,830
     Income before extraordinary item                                  2,714
     Net income                                                        1,007
     Income per common and common equivalent share
        before extraordinary item                                       0.17

6. Property, Plant and Equipment

Property, plant and equipment, at cost, at December 31, 1995 and 1994 consist of the following (in thousands):

                                                                              1995             1994
                                                                      ---------------------------------

Land, buildings and improvements                                         $   13,712       $   12,993
Broadcasting equipment                                                       50,397           51,340
Office furniture, equipment and other                                         6,167            5,879
                                                                      ---------------------------------
                                                                             70,276           70,212
Less accumulated depreciation and amortization                              (33,061)         (28,178)
                                                                      ---------------------------------
                                                                         $   37,215       $   42,034
                                                                      =================================

                        Renaissance Communications Corp.

7. Intangible Assets

Intangible assets, at cost, at December 31, 1995 and 1994 consist of the following (in thousands):

                                                             Amortization
                                                                Period             1995           1994
                                                          ------------------------------------------------

   Acquisition costs                                           40 years         $  2,940       $  4,075
   Non-compete agreement                                        5 years           16,006         20,606
   Station licenses                                            40 years           92,158         46,934
   Fox affiliation                                             40 years           26,647         35,827
   Other                                                        various            1,467          1,682
   Excess of cost over fair value of net assets acquired       40 years           43,052         43,476
                                                                             ------------------------------
                                                                                 182,270        152,600
   Less accumulated amortization                                                 (23,412)       (19,736)
                                                                             ------------------------------
                                                                                $158,858       $132,864
                                                                             ==============================

8. Senior Secured Term Loan and Revolving Credit Facility

The Company's long-term debt at December 31, 1995 and 1994 is as follows (in thousands):

                                                                                   1995             1994
                                                                             ---------------------------------

     Senior secured term loan and revolving credit facility                      $63,755          $99,250
     Less amount payable in one year                                              16,209           27,495
                                                                             ---------------------------------
                                                                                 $47,546          $71,755
                                                                             =================================

In connection with the acquisition of the television stations in March 1993, the Company repaid in full the outstanding balance of the then existing Senior Secured Term Loan and entered into a new credit agreement. The new Senior Secured Term Loan is payable in installments on June 30, September 30 and December 31 of each year through December 31, 1998. Interest is payable on the new Senior Secured Term Loan on the outstanding principal balance at either the Prime rate, or the LIBOR rate plus various margins of up to 1.25% based upon the ratio of the total funded debt to the previous 12 months cash flow, as defined, and the base rate selected by the Company. Interest is payable quarterly unless the Company selects the LIBOR or Certificate of Deposit rate and the contracted interest period is less than 90 days.

                        Renaissance Communications Corp.

8. Senior Secured Term Loan and Revolving Credit Facility (continued)

The interest rate on the Senior Secured Term Loan was 6.69% at December 31, 1995. The average interest rate accrued during 1995, 1994 and 1993 was 7.80%, 6.83% and 6.05% respectively. Each subsidiary has guaranteed repayment of its applicable portion of principal and interest. The carrying amount of the Senior Secured Term Loan approximates its fair value.

The Company entered into various interest rate cap protection agreements with certain of its banks with respect to the Senior Secured Term Loan which enabled the Company to limit interest costs with respect to $100,000,000 of its indebtedness for a period of two years beginning June 23, 1993. Pursuant to the terms of the agreements, if the actual LIBOR rate exceeded the base rate of 6%, the Company was paid the rate differential. No such interest rate cap protection agreements are currently in place.

Prior to 1995, prepayment of the Senior Secured Term Loan was required in any given year in an amount equal to 65% of the excess cash flow of the Company and its subsidiaries, as defined. In accordance with this requirement, $12,077,000 was prepaid in 1995 relating to excess cash flow in 1994 and such amount was included in the current portion of the Senior Secured Term Loan.

A Revolving Credit Facility of $50,000,000 is available through December 31, 1999. As of December 31, 1995, $40,750,000 was available under this facility and at the option of the Company may be used to pay a portion of the Senior Secured Term Loan. The interest rate provisions under the Revolving Credit Facility are the same as those under the Senior Secured Term Loan. A commitment fee of 1/4 of 1% on the unused balance is due quarterly. Up to $15,000,000 of this Revolving Credit Facility can be used to issue letters of credit. The Company is required to pay a fee of 2.50% per annum on the outstanding letters of credit.

The Company has pledged as collateral the stock held in each of its subsidiaries, including rights to all future dividends and other distributions on the stock collateral, and all intercompany advances payable which are secured by the assets of each respective subsidiary.

                        Renaissance Communications Corp.

8. Senior Secured Term Loan and Revolving Credit Facility (continued)

Maturities of long-term debt for the years ending December 31 are as follows (in thousands):

     1996                                   $ 16,209
     1997                                     17,000
     1998                                     21,546
     1999                                      9,000
                                        -------------
                                            $ 63,755
                                        =============

The credit agreement contains certain restrictive covenants relating to the maintenance of working capital, current ratio, and debt coverage and certain covenants that place limitations on additional investments, indebtedness, guarantees and contingent liabilities, sale of assets and mergers and acquisitions. The terms of the Company's credit agreement also prohibit the Company from paying dividends on its Common Stock.

9. Subordinated Program Obligations

In connection with the acquisition of WTXX and WDZL, the Company entered into certain agreements with program distributors to defer payment of certain assumed program liabilities which had stated interest rates ranging from 8% to 11% with various interest and principal payment terms. The Company recorded the subordinated program obligations providing an effective interest rate of 15%. The interest rate method was utilized to amortize the discount. During 1994, the Company repaid all outstanding subordinated program liabilities.

10. Program Payable

The Company has obligations to various syndicators and distributors in accordance with current contracts for the rights to broadcast programs. Payments scheduled under contracts for programs available for broadcast at December 31, 1995 are as follows (in thousands):

     1996                                   $41,247
     1997                                    29,372
     1998                                    19,604
     1999                                     5,157
     2000 and thereafter                        430
                                        -------------
                                            $95,810
                                        =============

                        Renaissance Communications Corp.

11. Commitments and Contingencies

The Company has assumed or has entered into commitments for future syndicated and feature movie programming. Future payments associated with these commitments for the years ending December 31 are as follows (in thousands):

     1996                                   $ 2,644
     1997                                     8,450
     1998                                    14,262
     1999                                    20,406
     2000 and thereafter                     20,560
                                        -------------
                                            $66,322
                                        =============

The Company currently and from time to time is involved in litigation incidental to the conduct of its business. The Company is not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on the financial condition or results of operations of the Company.

12. Preferred Stock

The Company had three series of preferred stock which were redeemed in February 1994. The Series B and the Series D were owned by the majority owner. The Series C was issued to the seller of the television stations acquired in March 1993. In connection with the initial public offering, all of the outstanding shares of the Series B were redeemed for a total of $58,737,000, all of the outstanding shares of Series C were redeemed for $2,910,000 and all of the outstanding shares of Series D were converted into 11,250,000 shares of the Company's common stock.

13. Common Stock Warrants

Common stock warrants were issued to the Chief Executive Officer of the Company and to certain key members of management (and a former member of management), which entitle the Chief Executive Officer and such members (and former member) of management to purchase from the majority owner of the Company's Common Stock at an exercise price of $.89 per share, 675,000 shares of the Company's $.01 par value common stock owned by the majority owner. In addition, the holders were entitled to purchase from the majority owner the pro rata number of shares acquired by the majority owner from October 28, 1988 to the expiration of

                        Renaissance Communications Corp.

13. Common Stock Warrants (continued)

the common stock warrants to prevent dilution of their interests. The first warrant fully vested upon completion of the initial public offering. During 1995, all of these warrants were exercised.

The second warrant entitled the Chief Executive Officer to purchase from the Company at an exercise price of $.89 per share, additional shares of the Company's Common Stock. The second warrant could be exercised upon the occurrence of certain future events and expires seven years after issuance or upon the occurrence of certain other events. On March 18, 1993, the second warrant was exchanged for 22,500 shares of Series B and new warrants. The Series B shares were immediately sold to the majority owner for $1,500,000, which amount was charged to non-cash compensation in 1993. These new warrants entitle the holders to purchase from the Company through 1999 up to 900,000 shares of the Company's common stock at an exercise price of $6.67 per share. During 1995 and 1994, 100,000 and 50,000, respectively, of such warrants were exercised. As of December 31, 1995 there were 750,000 of these warrants still outstanding. Prior to March 15, 1995, the holders of the new warrants could elect, in lieu of paying the exercise price, to receive a number of shares of Common Stock on the date of exercise. Such number is based on the fair market value of the warrants divided by the fair market value of a share of Common Stock at such date. Effective March 15, 1995, these warrants were amended to limit the cashless exercise feature of the warrants so that there will be no additional non-cash compensation.

During 1994 and 1993 non-cash compensation of $9,918,000 and $3,200,000, respectively was recorded relating to warrants earned and was reflected as a credit to paid-in capital.

Warrants to purchase 1,687,500 shares of Common Stock (the "Noteholder Warrants") were issued in 1989. The exercise price of Noteholder Warrants was $.89 per share and was subject to additional adjustment, along with the number of shares issuable upon exercise of a warrant, upon the occurrence of certain dilutive events. During 1995 and 1994, 254,250 and 1,256,063 shares of Common Stock, respectively, were issued upon exercise of these warrants. At December 31, 1995, there were no Noteholder Warrants outstanding.

                        Renaissance Communications Corp.

14. Income Taxes

The Company files a consolidated federal income tax return and separate income tax returns for state and local purposes.

The 1995, 1994 and 1993 provisions consist of federal, state and local taxes as follows (in thousands):

                                                             1995          1994           1993
                                                       ----------------------------------------------
     Current:
        Federal (AMT in 1994)                             $ 4,261        $  600          $   -
        State                                               3,002         1,947            834
                                                       ----------------------------------------------
     Total current                                          7,263         2,547            834

     Deferred:
        Federal                                             4,263             -              -
        State                                                   -             -              -
                                                       ----------------------------------------------
     Total deferred                                         4,263             -              -
                                                       ----------------------------------------------
     Total tax provision                                  $11,526        $2,547          $ 834
                                                       ==============================================

The 1995 federal provision includes the utilization of net operating loss carryforwards. The alternative minimum tax arose in 1994 because net operating loss carryforwards may be used to offset only 90% of a corporation's alternative minimum taxable income. As of December 31, 1995 the Company has no remaining net operating loss carryforwards for federal income tax purposes. As of December 31, 1994 and 1993 the Company had a cumulative net operating loss carryforward for federal tax purposes of $35,405,000 and $58,236,000, respectively.

                        Renaissance Communications Corp.

14. Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1995 and 1994 are as follows (in thousands):

                                                                            1995              1994
                                                                   -----------------------------------
     Deferred tax assets:
        Non-cash compensation                                            $  5,428          $  5,206
        Amortization of program rights                                      2,196             1,726
        Net operating loss carryforwards                                        -            12,391
        Other                                                               1,008               921
                                                                   -----------------------------------
     Total deferred tax assets                                              8,632            20,244

     Valuation allowance                                                        -           (11,800)
                                                                   -----------------------------------
     Net deferred tax assets                                                8,632             8,444
                                                                   -----------------------------------
     Deferred tax liabilities:
        Basis difference in broadcasting intangibles                        8,969             4,942
        Accelerated depreciation                                            3,878             3,454
        Other                                                                  48                48
                                                                   -----------------------------------
     Total deferred tax liabilities                                        12,895             8,444
                                                                   -----------------------------------
     Net deferred taxes                                                  $  4,263          $      -
                                                                   ===================================

Below is a reconciliation of income tax computed at the U.S. federal statutory rate to the provision for income taxes (in thousands):

                                                                  1995         1994           1993
                                                             ---------------------------------------------

     Income tax expense (benefit) at
        statutory federal rate                                   $21,197       $6,555        $1,352
     State and local taxes, net of federal benefit                 1,951        1,265           542
     Goodwill amortization                                           380          380           376
     Federal AMT                                                       -          600             -
     Valuation allowance                                         (11,800)      (6,253)       (1,436)
     Other                                                          (202)           -             -
                                                             ---------------------------------------------
     Provision for income taxes                                  $11,526       $2,547        $  834
                                                             =============================================

                        Renaissance Communications Corp.

15. Leases

Future minimum rental commitments for noncancellable operating leases of premises and equipment are as follows for the years ending December 31 (in thousands):

     1996                                    $ 1,015
     1997                                        954
     1998                                        879
     1999                                        878
     2000 and thereafter                       4,933
                                         ---------------
                                             $ 8,659
                                         ===============

The rental expense for all operating leases in 1995, 1994 and 1993 amounted to $1,059,000, $1,079,000 and $910,000, respectively.

Certain of the Company's leases are subject to renewal options and escalation clauses.

16. Phantom Stock Plan

Under the Phantom Stock Plan grants of "Units" were made by the Compensation Committee of the Board of Directors to officers and other employees of the Company. Each Unit is intended to be the equivalent of one share of Common Stock but without having any voting, dividend or other stockholder rights that would attach to actual shares of Common Stock. As a result of the initial public offering, all outstanding Units vested and in November 1994 the Company redeemed all Units of Phantom Stock for a combination of cash and 255,433 shares of Common Stock.

In 1994, compensation expense of $2,122,000 was recorded relating to the Phantom Stock Plan and in 1993 there was no compensation expense.

17. Employee Savings Plan

The Company has a defined contribution savings and investment plan for substantially all of its employees. Under the plan, the Company matches one-half of contributions of eligible employees up to 4% of their eligible salary. For the years ended December 31, 1995, 1994 and 1993 the Company incurred total expenses of $335,000, $314,000 and $234,000, respectively, under the plan.

                        Renaissance Communications Corp.

18. Stock Option Plan

Effective December 31, 1993, the Company's Board of Directors adopted a Stock Option Plan pursuant to which options for shares of Common Stock or related stock appreciation rights may be granted to employees of the Company. The maximum number of shares of Common Stock reserved for issuance under the Stock Option Plan is 675,000. The Stock Option Plan provides that options granted thereunder will vest over five years, commencing one year following their grant, and will be exercisable for a period of up to 10 years. Stock appreciation rights generally will be exercisable at the same time and subject to the same conditions as the related option. The exercise price of options may be paid in cash or shares of Common Stock and the committee may provide for loans of the option exercise price to the optionee, secured by a pledge of Common Stock with a fair market value at least equal to the loan. On December 31, 1993 options to purchase an aggregate of 399,000 shares of Common Stock at an exercise price of $12.67 per share were granted and on November 17, 1995 the remaining options to purchase an aggregate of 276,000 shares of Common Stock at an exercise price of $19.50 per share were granted. As of December 31, 1995 no options were exercised, expired, or canceled. No compensation expense was recorded in 1995 and 1994 relating to the Stock Option Plan.

19. Net Income (Loss) Per Common and Common Equivalent Share

Net income (loss) per common and common equivalent share is determined by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding. In 1994 and 1993, the income (loss) available to common shareholders is based on the net income (loss) after the dividend requirement on preferred stock of $3,132,000 and $13,116,000, respectively.

The calculation of weighted average common shares outstanding includes the following: 1) in 1995, the average number of shares outstanding of 29,826,892 shares plus the net number of shares presumed issued relating to outstanding options and warrants under the treasury stock method of 875,439 shares; 2) in 1994, the average number of shares outstanding of 27,534,444 shares plus the net number of shares presumed issued relating to outstanding options and warrants under the treasury stock method of 815,473 shares; and 3) in 1993, 6,897,656 average common shares outstanding as all other potential common equivalent shares would have an antidilutive effect on the net loss per common share.

                        Renaissance Communications Corp.

20. Quarterly Financial Data (Unaudited)

The following summarizes the Company's results of operations for each quarter of 1995 and 1994 (in thousands, except per share amounts). The income (loss) per common and common equivalent share computation for each quarter and the year are separate calculations. Accordingly, the sum of the quarterly income (loss) per common and common equivalent share amounts may not equal the income (loss) per common and common equivalent share for the year.

                                                First         Second         Third        Fourth
1995                                           Quarter        Quarter       Quarter       Quarter         Year
                                            -----------------------------------------------------------------------

Total revenue                                  $37,269        $44,386       $44,000       $53,563      $179,218
Profit from operations                           7,694         15,324        10,780        13,581        47,379
Net income                                       5,213         12,586        23,448         7,789        49,036
Net income per common and common
   equivalent share                            $  0.17        $  0.41       $  0.76       $  0.25      $   1.60


                                                First         Second         Third        Fourth
1994                                           Quarter        Quarter       Quarter       Quarter         Year
                                            -----------------------------------------------------------------------

Total revenue                                  $31,829        $40,170       $39,834       $49,389      $161,222
(Loss) profit from operations                   (4,872)         9,932         7,052        15,385        27,497
(Loss) income before extraordinary
   item                                         (7,094)         7,059         4,089        12,127        16,181
Net (loss) income                               (9,497)         7,059         4,089        12,127        13,778
(Loss) income per common and
   common equivalent share before
   extraordinary item                          $ (0.50)       $  0.23       $  0.13       $  0.40      $   0.46
Net (loss) income per common and common
   equivalent share                            $ (0.61)       $  0.23       $  0.13       $  0.40      $   0.38



21. Pending Transaction

In March 1994, the Company entered into an agreement to sell the voting common stock of the subsidiary that holds the FCC license of WTIC ("61 Licensee") in order to comply with FCC regulations which prohibit it from controlling the FCC license because the majority owner

                        Renaissance Communications Corp.

21. Pending Transaction (continued)

of the Company owns newspapers within the service area of WTIC. The Company will retain a 98% nonvoting interest in 61 Licensee and will continue to consolidate the results of WTIC, including 61 Licensee. The transaction is subject to the consent of the FCC. An application for such consent is pending before the FCC. In the event the present proposal is not accepted by the FCC, the Company either will revise the present proposal in an attempt to gain approval of the FCC or propose other alternatives. Any such proposal will be developed only after the FCC acts or otherwise expresses definitive views on the present proposed transaction. If the Company is unable to provide any proposal which is acceptable to the FCC, then the Company might have to sell 61 Licensee. As of December 31, 1995, the total assets and liabilities of WTIC were $92,159,000 and $70,208,000, respectively, and for the year ended December 31, 1995, the total revenue and contribution to earnings were $30,261,000 and $7,515,000, respectively.

                        Renaissance Communications Corp.

                        Consolidated Financial Statements

                                  (Unaudited)

                          Three Months Ended March 31, 1995




                                    Contents

Consolidated Balance Sheets...............................................   26
Consolidated Statements of Income.........................................   28
Consolidated Statement of Changes in Shareholders' Equity ................   29
Consolidated Statements of Cash Flows.....................................   30
Notes to Consolidated Financial Statements................................   31

                        Renaissance Communications Corp.
                           Consolidated Balance Sheets

                                                                                        March 31,             December 31,
                                                                                           1996                   1995
                                                                                       (Unaudited)             (Audited)
                                                                                  ----------------------------------------------
                                                                                                  (in thousands)
Assets
Current assets:
    Cash and cash equivalents                                                            $13,402                 $9,912
    Accounts receivable, less allowance for
        doubtful accounts of $2,241,000 and $2,128,000
        in 1996 and 1995, respectively                                                    33,273                 41,258
    Barter program rights                                                                 24,490                 29,247
    Program rights                                                                        31,718                 35,451
    Prepaid expenses and other current assets                                              3,024                  3,464
                                                                                  ----------------------------------------------
    Total current assets                                                                 105,907                119,332

Property, plant and equipment, net of  accumulated
       depreciation of $34,605,000 and $33,061,000
       in 1996 and 1995, respectively                                                     36,400                 37,215


Barter program rights                                                                     11,987                 14,247

Program rights                                                                            41,263                 45,445

Intangible assets, net of accumulated amortization
       of $25,275,000 and $23,412,000 in 1996 and
       1995, respectively                                                                156,995                158,858

Deferred financing costs, net of accumulated
        amortization of $3,212,000 and $2,642,000
        in 1996 and 1995, respectively                                                     2,561                  3,131

Note receivable and other assets                                                           4,225                  4,331

                                                                                  ----------------------------------------------
Total assets                                                                            $359,338               $382,559
                                                                                  ==============================================


                             See accompanying notes

                        Renaissance Communications Corp.
                     Consolidated Balance Sheets (Continued)

                                                                                        March 31,             December 31,
                                                                                           1996                   1995
                                                                                       (Unaudited)             (Audited)
                                                                                  ----------------------------------------------
                                                                                                  (in thousands)
Liabilities and shareholders' equity
Current liabilities:
     Accounts payable                                                                     $1,747                 $2,464
     Accrued expenses                                                                     11,242                  8,325
     Senior secured term loan                                                             14,137                 16,209
     Barter program payable                                                               24,490                 29,247
     Program payable                                                                      40,135                 41,247
                                                                                  ----------------------------------------------
Total current liabilities                                                                 91,751                 97,492

Senior secured term loan and revolving credit facility                                    33,618                 47,546
Barter program payable                                                                    11,987                 14,247
Program payable                                                                           48,501                 54,563
Deferred income taxes                                                                      4,263                  4,263
Other noncurrent liabilities                                                                 300                    301

Common shareholders' equity:
Common Stock, par value $.01 per share, authorized
     37,500,000 shares, issued and outstanding 30,037,206
     shares in 1996 and 1995                                                                 300                    300
Additional paid-in capital                                                               162,273                162,273
Accumulated earnings                                                                       6,345                  1,574
                                                                                  ----------------------------------------------
Total shareholders' equity                                                               168,918                164,147
                                                                                  ----------------------------------------------
Total liabilities and shareholders' equity                                              $359,338               $382,559
                                                                                  ==============================================










                             See accompanying notes

                        Renaissance Communications Corp.
                        Consolidated Statements of Income
                                   (Unaudited)

                                                                                       Three Months ended March 31,
                                                                                     1996                        1995
                                                                           --------------------------------------------------------
                                                                                (in thousands, except per share amounts)

Net revenue                                                                        $36,173                     $30,392
Barter revenue                                                                       9,174                       6,877
                                                                           --------------------------------------------------------

    Total revenue                                                                   45,347                      37,269

Operating expenses                                                                   3,921                       3,506
Selling, general and administrative expenses                                         8,744                       7,968
Amortization of program rights                                                      10,464                       7,202
Amortization of barter program rights                                                8,908                       6,594
Depreciation and amortization                                                        3,771                       4,305
                                                                           --------------------------------------------------------

    Total operating expenses                                                        35,808                      29,575
                                                                           --------------------------------------------------------

Profit from operations                                                               9,539                       7,694

Other income (expense) net                                                             (57)                          4
Interest income                                                                        291                         374
Interest expense                                                                    (1,149)                     (2,307)
                                                                           --------------------------------------------------------

Income before provision for income taxes and
   extraordinary item                                                                8,624                       5,765

Provision for income taxes                                                           3,631                         552
                                                                           --------------------------------------------------------

Income before extraordinary item                                                     4,993                       5,213

Extraordinary item:
    Loss on early extinguishment of debt, net of taxes                                 222                           0
                                                                           --------------------------------------------------------

Net income                                                                          $4,771                      $5,213
                                                                           ========================================================


Net income per common and common equivalent
   share before extraordinary loss                                                   $0.16                       $0.17
Extraordinary loss                                                                    0.01                        0.00
                                                                           --------------------------------------------------------

Net income per common and common equivalent share                                    $0.15                       $0.17
                                                                           ========================================================



Shares used in earnings per share calculation                                       30,802                      30,679
                                                                           ========================================================


                             See accompanying notes

                        Renaissance Communications Corp.
            Consolidated Statement of Changes in Shareholders' Equity
                        Three months ended March 31, 1996
                                   (Unaudited)

                                                                      Additional
                                                   Common              Paid-In              Accumulated
                                                   Stock               Capital                Earnings                Total
                                           -----------------------------------------------------------------------------------------
                                                                             (in thousands)

Balance at December 31, 1995                         $300              $162,273               $1,574                $164,147

Net Income                                                                                     4,771                   4,771

                                           -----------------------------------------------------------------------------------------
Balance at March 31, 1996                            $300              $162,273               $6,345                $168,918
                                           =========================================================================================





                             See accompanying notes

                        Renaissance Communications Corp.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)


                                                                               Three months ended March 31,
                                                                              1996                      1995
                                                                   ----------------------------------------------------
                                                                                      (in thousands)
Cash flows from operating activities:
Net income                                                                  $4,771                    $5,213
  Adjustments to reconcile net income to
  cash provided by operating activities:
    Depreciation and amortization                                            3,771                     4,305
    Amortization of program rights,
      net of barter                                                         10,464                     7,202
    Amortization of discount on certain contracts payable                        -                         2
    Provision for bad debts                                                    139                       144
    Loss on early extinguishment of debt, net of taxes                         222                         -
    Gain (loss) on disposal of fixed assets                                     57                        (4)
    Program payments                                                        (9,725)                   (7,582)
    Decreases (increases) in assets and increases
      (decreases) in liabilities:
        Accounts receivable                                                  7,846                    10,236
        Prepaid expenses, other current assets
          and other assets                                                     346                      (977)
        Accounts payable                                                      (717)                     (603)
        Accrued expenses                                                     3,071                       210
                                                                 ----------------------------------------------------
    Total adjustments                                                       15,474                    12,933
                                                                 ----------------------------------------------------
Net cash provided by operating activities                                   20,245                    18,146

Cash flows from investing activities:
Capital expenditures                                                          (955)                   (1,101)
Proceeds from principal payment on note receivable                             200                       200
                                                                ----------------------------------------------------
Net cash used in investing activities                                         (755)                     (901)
                                                                ----------------------------------------------------

Cash flows from financing activities:
  Principal payments on senior secured term loan and
       revolving credit facility                                           (16,000)                  (19,077)
  Principal payments on other noncurrent liabilities                             -                       (31)

                                                                ----------------------------------------------------
Net cash used in financing activities                                      (16,000)                  (19,108)
                                                                ----------------------------------------------------

Net increase (decrease) in cash and cash equivalents                         3,490                    (1,863)

Cash and cash equivalents
Balance at the beginning of the period                                       9,912                    10,129
                                                                ----------------------------------------------------

Balance at the end of the period                                           $13,402                    $8,266
                                                                ====================================================



                             See accompanying notes

                        Renaissance Communications Corp.

                   Notes to Consolidated Financial Statements
                                   (Unaudited)


1.       Financial Statement Presentation
         --------------------------------

         As of March 31, 1996, Renaissance Communications Corp. (the "Company") owned and operated six television stations: KDAF, Dallas, Texas; WDZL, Miami/Ft. Lauderdale, Florida; KTXL, Sacramento, California; WTIC, Hartford/New Haven, Connecticut; WXIN, Indianapolis, Indiana; and WPMT, Harrisburg, Pennsylvania. The interim financial statements presented herein include the accounts of the Company and its wholly owned subsidiaries for the period of time they were owned and operated by the Company. All significant intercompany items and transactions are eliminated in consolidation.

         In the opinion of management, the accompanying unaudited consolidated financial statements contain all the normal recurring adjustments necessary for a fair presentation of the results for the interim periods presented. The results for the interim period are not necessarily indicative of the results to be expected for the full year.

2.       Pending Transaction
         -------------------

         In March 1994, the Company entered into an agreement to sell the voting common stock of the subsidiary that holds the FCC license of WTIC ("61 Licensee") in order to comply with FCC regulations which prohibit it from controlling the FCC license because the majority owner of the Company owns newspapers within the service area of WTIC. The Company will retain a 98% nonvoting interest in 61 Licensee and will continue to consolidate the results of WTIC, including 61 Licensee. The transaction is subject to the consent of the FCC. An application for such consent is pending before the FCC. In the event the present proposal is not accepted by the FCC, the Company either will revise the present proposal in an attempt to gain approval of the FCC or propose other alternatives. Any such proposal will be developed only after the FCC acts or otherwise expresses definitive views on the present proposed transaction. If the Company is unable to provide any proposal which is acceptable to the FCC, then the Company might have to sell 61 Licensee.


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